Exhibit 10.1

Second Amendment to Credit Agreement and Limited Waiver

This Second Amendment to Credit Agreement and Limited Waiver (herein, this “Amendment”) is entered into as of January 12, 2018, by and among Limbach Facility Services LLC, a Delaware limited liability company (the “Borrower”), Limbach Holdings LLC, a Delaware limited liability company (the “Parent”), the other Guarantors party hereto, the Lenders party hereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer.

Recitals:

A. The Borrower, the Parent, the other Guarantors party thereto, the Lenders party thereto, and the Administrative Agent are party to a Credit Agreement dated as of July 20, 2016 (as amended, modified, restated, or supplemented from time to time, the “Credit Agreement”).

B. The Borrower has advised the Administrative Agent and the Lenders that, on or prior to January 14, 2018, the Borrower intends to make a cash distribution to the Parent, and the Parent shall in turn make a cash distribution to Limbach, Inc., in an amount not to exceed $10,000,000 (the “Proposed Preferred Stock Repurchase Distribution”), which shall be used solely to repurchase all outstanding Class A preferred stock of Limbach, Inc. (collectively, the “Preferred Stock Repurchase”). The Borrower has requested that the Administrative Agent and the Lenders (a) extend a new term loan in the amount of $10,000,000 to finance the Proposed Preferred Stock Repurchase Distribution and to pay certain fees and expenses associated therewith, (b) amend the Credit Agreement to permit the Proposed Preferred Stock Repurchase Distribution, and (c) make certain other amendments to the Credit Agreement, and the Lenders and the Administrative Agent have agreed to such requests pursuant to the terms and conditions set forth herein.

C. The Borrower has also advised the Administrative Agent and the Lenders that certain Defaults and/or Events of Default exist prior to the Second Amendment Effective Date, as specifically set forth on Annex 1 attached hereto (collectively, the “Violations”) and made part of this Amendment as if set forth herein.

D. The Borrower has requested that the Administrative Agent and the Lenders waive the Violations, and the Administrative Agent and the Lenders have agreed to such request pursuant to the terms and conditions set forth herein.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Incorporation of Recitals; Defined Terms.

The Borrower and the Guarantors acknowledge that the Recitals set forth above are true and correct. This Amendment shall constitute a Loan Document, and the Recitals shall be construed as part of this Amendment. Each capitalized term used but not otherwise defined herein, including capitalized terms used in the introductory paragraph hereof and the Recitals, has the meaning assigned to it in the Credit Agreement.

Section 2.	Limited Waiver.

2.1.       Limited Waiver. The Borrower has requested that the Administrative Agent and the Lenders waive the Violations and any Defaults or Events of Default arising solely from the Violations. Upon satisfaction of the conditions precedent set forth in Section 4 below and subject to the terms hereof, the Administrative Agent and the Lenders party hereto waive the Violations and any Defaults or Events of Default arising solely from the Violations. The Borrower acknowledges that the waiver under this Section 2.1 is specifically limited to the terms hereof, is a one-time waiver, and shall not be deemed to be a waiver of any Defaults or Events of Default other than those arising solely in respect of the Violations.

2.2.       Scope. This limited waiver shall be limited specifically as written herein and shall be solely a waiver as provided herein. This Amendment shall not constitute a waiver or modification of any other term, provision, or condition of the Credit Agreement or any other Loan Document.

Section 3.	Amendments to Credit Agreement.

Upon satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be and hereby is amended as follows:

3.1.       Clauses (i) and (ii) of the definition of “Interest Period” appearing in Section 1.1 of the Credit Agreement are amended and restated in their entireties to read as follows:

(i)       no Interest Period with respect to any Revolving Loans or any Swing Loan shall extend beyond the Revolving Credit Termination Date, no Interest Period with respect to any portion of the Term Loans shall extend beyond the final maturity date of the Term Loans, and no Interest Period with respect to any portion of the Bridge Term Loans shall extend beyond the final maturity date of the Bridge Term Loans;

(ii)       no Interest Period with respect to any portion of the Term Loans or the Bridge Term Loans consisting of Eurodollar Loans shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal on the Term Loans or the Bridge Term Loans, as applicable, unless the sum of (x) the aggregate principal amount of the Term Loans or the Bridge Term Loans, as applicable, that are Base Rate Loans plus (y) the aggregate principal amount of the Term Loans or the Bridge Term Loans, as applicable, that are Eurodollar Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount to be paid on the Term Loans or the Bridge Term Loans, as applicable, on such payment date;

3.2.       The definition of “Net Income” appearing in Section 1.1 of the Credit Agreement is amended by replacing the word “Borrower” in each place it appears therein with the word “Parent”.

3.3.       Clause (g) of the definition of “Permitted Acquisition” appearing in Section 1.1 of the Credit Agreement is amended by replacing the phrase “Total Leverage Ratio” in each place it appears therein with the phrase “Senior Leverage Ratio”.

3.4.       The definition of “Tangible Net Worth” appearing in Section 1.1 of the Credit Agreement is amended by replacing the word “Borrower” in each place it appears therein with the word “Parent”.

3.5.       The following definitions appearing in Section 1.1 of the Credit Agreement are amended and restated in their entireties to read as follows:

“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, the commitment fees payable under Section 2.13(a) and L/C Participation Fees, until the first Pricing Date, the rates per annum shown opposite Level II below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

Level	Senior Leverage Ratio for such Pricing Date	Applicable Margin for Base Rate Loans and Reimbursement Obligations shall be:	Applicable Margin for Eurodollar Loans and L/C Participation Fees shall be:	Applicable Margin for commitment fee shall be:
I	Greater than or equal to 2.50 to 1.00	3.00%	4.00%	0.50%
II	Less than 2.50 to 1.00, but greater than or equal to 2.00 to 1.00	2.75%	3.75%	0.50%
III	Less than 2.00 to 1.00, but greater than or equal to 1.50 to 1.00	2.50%	3.50%	0.50%
IV	Less than 1.50 to 1.00	2.25%	3.25%	0.50%

; provided, that, notwithstanding the foregoing, the Applicable Margin for the Bridge Term Loan shall mean the rates per annum determined in accordance with the following schedule:

	Applicable Margin for Base Rate Loans shall be:	Applicable Margin for Eurodollar Loans shall be:
From the Second Amendment Effective Date to, but excluding, the sixth month anniversary thereof	4.00%	5.00%
From the sixth month anniversary of the Second Amendment Effective Date to, but excluding, the twelve month anniversary of the Second Amendment Effective Date	4.50%	5.50%
From the twelve month anniversary of the Second Amendment Effective Date and at all times thereafter	5.00%	6.00%

For purposes hereof, the term “Pricing Date” means, for any fiscal quarter of the Parent ending on or after September 30, 2017, the date on which the Administrative Agent is in receipt of the Parent’s most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 6.1. The Applicable Margin (other than the Applicable Margin for the Bridge Term Loan) shall be established based on the Senior Leverage Ratio for the most recently completed fiscal quarter and such Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Parent has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 6.1, until such financial statements and audit report are delivered, the Applicable Margin (other than the Applicable Margin for the Bridge Term Loan) shall be the highest Applicable Margin (i.e., the Senior Leverage Ratio shall be deemed to be greater than or equal to 2.50 to 1.00). If the Parent subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders absent manifest error. Notwithstanding the foregoing, if, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any reason, the Lenders determine that (a) Senior Leverage Ratio as calculated on any Pricing Date was inaccurate and (b) a proper calculation of Senior Leverage Ratio would have resulted in a higher Applicable Margin for any period, then the Borrower shall automatically and retroactively be obligated to pay to the Administrative Agent for the benefit of the Lenders, promptly on demand by the Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.

“Commitments” means the Revolving Credit Commitments, the Term Loan Commitments, and the Bridge Term Loan Commitments.

“Credit” means any of the Revolving Credit, the Term Credit, and the Bridge Term Credit.

“Excess Cash Flow” means, with respect to any period, the amount (if any) by which (a) EBITDA (without giving effect to any pro forma adjustments made pursuant to the definition of Net Income) during such period exceeds (b) the sum (without duplication) of (i) the aggregate amount of payments (including voluntary prepayments of the Term Loans) actually made by the Parent and its Subsidiaries during such period in respect of all principal on all Indebtedness (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise, but excluding payments made on the Revolving Credit), plus (ii) the aggregate amount of Capital Expenditures made by the Parent and its Subsidiaries during such period and not financed with proceeds of Indebtedness (but excluding credit extended under the Revolving Credit), plus (iii) the aggregate amount of all federal, state and local taxes paid in cash with respect to such period, plus (iv) the aggregate amount of Interest Expense for such period paid in cash, plus (v) the cash portion of any Restricted Payments (including, for the avoidance of doubt, Tax Distributions) for such period to the extent permitted to be made under this Agreement, other than the 2017 LHI Distribution re: Professional Services, plus (vi) the cash portion of any Legacy Claims during such period in an aggregate amount not to exceed $500,000 during such period and in an aggregate amount not to exceed $2,500,000 during the term of this Agreement, plus (vii) transaction expenses paid in cash during such period in connection with Permitted Acquisitions, whether or not consummated, not to exceed $50,000 in the aggregate during such period.

“Fixed Charge Coverage Ratio” means, at any time the same is to be determined, the ratio of (a) EBITDA for the four consecutive fiscal quarters of the Parent and its Subsidiaries then most recently ended less Capital Expenditures made by the Parent and its Subsidiaries during the same four consecutive fiscal quarters not financed with Indebtedness to (b) Fixed Charges for the same four consecutive fiscal quarters.

“Fixed Charges” means, with reference to any period, the sum of (a) all scheduled payments of principal made or to be made during such period with respect to Indebtedness (for clarity, excluding mandatory prepayments pursuant to Section 2.8(b)(v)) (“Principal Payments”) of the Parent and its Subsidiaries, plus (b) the cash portion of any Interest Expense for such period, plus (c) Restricted Payments made by the Parent and its Subsidiaries during such period (including, for the avoidance of doubt, Tax Distributions made during such period), other than (i) the Preferred Stock Repurchase Distribution and (ii) the 2017 LHI Distribution re: Professional Services, plus (d) without duplication, federal, state, and local income taxes paid in cash by the Parent and its Subsidiaries during such period.

“Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense, and other banking fees, discounts, charges and commissions) of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Loan” means any Revolving Loan, Term Loan, Bridge Term Loan or Swing Loan, whether outstanding as a Base Rate Loan or Eurodollar Loan or otherwise as permitted hereunder, each of which is a “type” of Loan hereunder.

“Note” and “Notes” mean and include the Revolving Notes, the Term Notes, the Bridge Term Notes and the Swing Note.

“Percentage” means for any Lender its Revolver Percentage, Term Loan Percentage or Bridge Term Loan Percentage, as applicable; and where the term “Percentage” is applied on an aggregate basis (including Section 10.12(c)), such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage, Term Loan Percentage and Bridge Term Loan Percentage, and expressing such components on a single percentage basis.

“Senior Leverage Ratio” means, as of the date of determination thereof, the ratio of (a) Senior Funded Debt of the Parent and its Subsidiaries as of such date to (b) EBITDA for the most recently ended four fiscal quarters.

“Term Loan Reserve” means, as of any time the same is to be determined, an amount equal to the aggregate principal amount of Term Loans and Bridge Term Loans then outstanding or such other amount as determined by the Administrative Agent in accordance with Section 2.2(a).

3.6.       Section 1.1 of the Credit Agreement is amended to add the following new defined terms in their appropriate alphabetical position, which new defined terms shall read as follows:

“2017 LHI Distribution re: Professional Services” means those certain cash distributions in an aggregate amount equal to $752,043.51 made during the Parent’s fiscal year ending December 31, 2017, from the Borrower to the Parent, and, in turn, from the Parent to Limbach, Inc., which Limbach, Inc. used to pay for professional accounting services.

“Bridge Term Credit” means the credit facility for the Bridge Term Loans described in Section 2.15.

“Bridge Term Loan” is defined in Section 2.15 and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Bridge Term Loan hereunder.

“Bridge Term Loan Commitment” means, as to any Lender, the obligation of such Lender to make its Bridge Term Loan on the Second Amendment Effective Date in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof. The Bridge Term Loan Commitments of the Lenders aggregate $10,000,000 on the Second Amendment Effective Date.

“Bridge Term Loan Percentage” means, for each Lender, the percentage of the Bridge Term Loan Commitments represented by such Lender’s Bridge Term Loan Commitment or, if the Bridge Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Bridge Term Loans then outstanding.

“Bridge Term Note” is defined in Section 2.12(d).

“Preferred Stock Repurchase” means the repurchase by Limbach, Inc. of all outstanding Class A preferred stock of Limbach, Inc., including the payment of fees and expenses associated therewith.

“Preferred Stock Repurchase Distribution” is defined in Section 6.15(e).

“Second Amendment Effective Date” means January 12, 2018.

3.7.       Section 2.7 of the Credit Agreement is amended to add a new clause (c) to the end thereof to read in its entirety as follows:

(c) Scheduled Payments of Bridge Term Loans. The Borrower shall make principal payments on the Bridge Term Loans in equal installments on the last Business Day of each March, June, September, and December in each year, commencing with the calendar quarter ending March 31, 2018 (unless any such day is not a Business Day, in which event such payment is due on the immediately preceding Business Day) with the amount of each such principal installment then due equal to the amount expressed next to the due date (unless any such day is not a Business Day, in which event such payment is due on the immediately preceding Business Day) for such installment on the following schedule:

Principal Installment Due Date	Principal Installment Payment Amount
March 31, 2018	$250,000
June 30, 2018	$250,000
September 30, 2018	$250,000
December 31, 2018	$250,000
March 31, 2019	$250,000

; it being further agreed that a final payment comprised of all principal and interest not sooner paid on the Bridge Term Loans, shall be due and payable on April 12, 2019, the final maturity thereof. Each principal payment on the Bridge Term Loans shall be applied to the Lenders holding the Bridge Term Loans pro rata based upon their Bridge Term Loan Percentages.

3.8.       Clause (a) of Section 2.8 of the Credit Agreement is amended to add the phrase “, Bridge Term Loans” immediately following the phrase “Term Loans” appearing therein.

3.9.       The third sentence of each of clause (b)(i), (b)(ii), and (b)(iv) of Section 2.8 of the Credit Agreement is amended and restated in its entirety to read as follows:

The amount of each such prepayment shall be applied first to the outstanding Bridge Term Loans until paid in full, then to the outstanding Term Loans until paid in full, then to the Revolving Loans until paid in full (without a permanent reduction of the Revolving Commitments), and then to the Swing Loans.

3.10.       Clause (b)(v) of Section 2.8 of the Credit Agreement is amended and restated in its entirety to read as follows:

(v)       On or before May 1 of each year, beginning May 1, 2018, the Borrower shall prepay the then-outstanding Loans by an amount equal to 50% of Excess Cash Flow of Parent and its Subsidiaries for the most recently completed fiscal year of the Parent; provided that, if at any time (A) the Senior Leverage Ratio is less than 2.00:1.00 as of the end of two consecutive fiscal quarters of the Parent and the Parent has delivered to the Administrative Agent the compliance certificate required by Section 6.1(c) evidencing such computations of the Senior Leverage Ratio and (B) no Default or Event of Default has occurred and is continuing on such date, then the Borrower shall prepay the then-outstanding Loans by an amount equal to 25% of Excess Cash Flow for the duration of this Agreement; provided, further, that no Excess Cash Flow payment shall be required under this Section 2.8(b)(v) for the duration of this Agreement to the extent that (x) the Senior Leverage Ratio is less than 1.50:1.00 as of the end of two consecutive fiscal quarters of the Parent and the Parent has delivered to the Administrative Agent the compliance certificate required by Section 6.1(c) evidencing such computations of the Senior Leverage Ratio and (y) no Default or Event of Default has occurred and is continuing on such dates. The amount of each such prepayment shall be applied first to the outstanding Bridge Term Loans until paid in full, then to the outstanding Term Loans until paid in full, then to the Revolving Loans until paid in full (without a permanent reduction of the Revolving Commitments), and then to the Swing Loans.

3.11.       Clause (b)(viii) of Section 2.8 of the Credit Agreement is amended to add the phrase “, Bridge Term Loans” immediately following the phrase “Term Loans” appearing therein.

3.12.       Clause (c)(v) appearing in Section 2.9 of the Credit Agreement is amended and restated in its entirety to read as follows:

(v)       fifth, to the outstanding principal balance then scheduled as due in respect of the Bridge Term Loans and thereafter, to the outstanding principal balance then scheduled as due in respect of the Term Loans; and

3.13.       The first and second sentences appearing in clause (d) of Section 2.12 of the Credit Agreement are amended and restated in their entireties to read as follows:

Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D-1 (in the case of its Term Loan and referred to herein as a “Term Note”), D-2 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), D-3 (in the case of its Swing Loans and referred to herein as a “Swing Note”) or D-4 (in the case of its Bridge Term Loans and referred to herein as a “Bridge Term Note”), as applicable. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the amount of the Term Loan, Revolving Credit Commitment, Swing Line Sublimit or Bridge Term Loan, as applicable.

3.14.       Section 2 of the Credit Agreement is amended by adding a new Section 2.15 to the end thereof to read in its entirety as follows:

Section 2.15. Bridge Term Loan Commitments. Each Lender severally and not jointly agrees, subject to the terms and conditions hereof, to make a loan (each individually a “Bridge Term Loan” and, collectively, the “Bridge Term Loans”) in Dollars to the Borrower in the amount of such Lender’s Bridge Term Loan Commitment. The Bridge Term Loans shall be advanced in a single Borrowing on the Second Amendment Effective Date, at which time the Bridge Term Loan Commitments shall expire. As provided in Section 2.5(a), and subject to the terms hereof, the Borrower may elect that all or any part of the Bridge Term Loans be outstanding as Base Rate Loans or Eurodollar Loans. No amount of any Bridge Term Loan may be reborrowed once it is repaid.

3.15.       The second sentence appearing in Section 5.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

As of any date after the Second Amendment Effective Date, the consolidated balance sheet of the Parent and its Subsidiaries and the related consolidated statements of income and retained earnings and of cash flows most recently furnished to the Administrative Agent pursuant to Section 6.1(a), fairly and adequately present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis.

3.16.       Section 5.7 of the Credit Agreement is amended and restated to add a new sentence immediately following the first sentence appearing therein, to read in its entirety as follows:

Notwithstanding anything contained herein to the contrary, the Borrower shall use all proceeds of the Bridge Term Loans to make the Preferred Stock Repurchase Distribution and to pay certain fees and expenses associated therewith.

3.17.       Clauses (a), (b), (c) and (d) of Section 6.1 of the Credit Agreement are amended and restated in their entireties to read as follows:

(a)       Quarterly Reports. Within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, and within seventy-five (75) days after the end of the last fiscal quarter of each fiscal year of the Parent, commencing with the fiscal quarter of the Parent ending December 31, 2017, (i) the Parent and its Subsidiaries consolidated balance sheet as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the elapsed portion of the fiscal year-to-date period then ended, each in reasonable detail, prepared by the Parent in accordance with GAAP, setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year and comparable budgeted figures for such fiscal quarter, all of which shall be certified by the Chief Financial Officer or other Duly Authorized Officer of the Parent acceptable to the Administrative Agent that the consolidated schedules fairly present in all material respects in accordance with GAAP the financial condition of the Parent and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, (ii) a work in process report of the Parent and its Subsidiaries as at the end of such fiscal quarter in form and substance reasonably acceptable to the Administrative Agent, and (iii) a management discussion and analysis (with reasonable detail and specificity) of the results of operations for the fiscal periods reported.

(b)       Annual Statements. Within one hundred twenty (120) days after the close of each fiscal year of the Parent, (i) a copy of Limbach, Inc.’s consolidated balance sheet as of the last day of the fiscal year then ended and Limbach, Inc.’s consolidated statements of income, retained earnings, and cash flows for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion of a firm of independent public accountants of recognized national standing, selected by the Loan Parties and reasonably acceptable to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Limbach, Inc. and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards; provided, that, for the fiscal year ending December 31, 2017, such audited financial statements shall include a footnote confirming that the Loan Parties are in compliance with the financial covenants set forth in Section 6.20, (ii) the unaudited consolidated balance sheet as of the last day of the fiscal year then ended of the Parent and its Subsidiaries and the unaudited consolidated statements of income, retained earnings, and cash flows for the fiscal year then ended of the Parent and its Subsidiaries which shall be certified by the Chief Financial Officer or other Duly Authorized Officer of the Parent acceptable to the Administrative Agent that such financial statements fairly present in all material respects in accordance with GAAP the financial condition of the Parent and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, and (iii) a certificate in form and substance reasonably acceptable to the Administrative Agent setting forth the consolidating balance sheet and income statement and comparative statements of cash flows derived from the audited financial statements delivered pursuant to clause (b)(i) above and the unaudited financial statements delivered pursuant to clause (b)(ii) above for the fiscal year then ended, which shall be certified by the Chief Financial Officer or other Duly Authorized Officer of the Parent acceptable to the Administrative Agent.

(c)       Officer’s Certificates. Within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, and within seventy-five (75) days after the end of the last fiscal quarter of each fiscal year of the Parent, and at the time of the delivery of the financial statements provided for in Section 6.1(b), commencing with the fiscal quarter of the Parent ending December 31, 2017, (i) a certificate of the Chief Financial Officer or other Duly Authorized Officer of the Parent acceptable to Administrative Agent in the form of Exhibit E (A) stating no Default or Event of Default has occurred and is continuing during the period covered by such statements or, if a Default or Event of Default exists, a detailed description of the Default or Event of Default and all actions the Loan Parties are taking with respect to such Default or Event of Default, (B) confirming that the representations and warranties stated in Section 5 remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of said time, except to the extent such representations and warranties relate to an earlier date (and in such case, confirming they are true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date), and (C) showing detailed covenant calculations evidencing the Loan Parties’ compliance with the covenants set forth in Section 6.20; and (ii) a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to Section 6.1(d).

(d)       Budgets. As soon as available, but in any event at least thirty (30) days after the first day of each fiscal year of the Parent, a budget in form satisfactory to the Administrative Agent (including a breakdown of the projected results of each of the construction and service lines of business of the Parent and its Subsidiaries consistent with historical past practices, budgeted consolidated and consolidating statements of income, and sources and uses of cash and balance sheets for the Parent and its Subsidiaries) of the Parent and its Subsidiaries in reasonable detail satisfactory to the Administrative Agent for each fiscal month and the four fiscal quarters of the immediately succeeding fiscal year and, with appropriate discussion, the principal assumptions upon which such budget is based; provided, that, if at any time during such fiscal year an event occurs which could reasonably be expected to have a Material Adverse Effect, the Loan Parties shall furnish to the Administrative Agent an updated budget in form satisfactory to the Administrative Agent.

3.18.       Section 6.15 of the Credit Agreement is amended to (i) delete the word “and” at the end of clause (c), (ii) restate clause (d) in its entirety, and (iii) add a new clause (e) immediately after clause (d), in each case of (ii) and (iii), to read in their entireties as follows:

(d)       (i) distributions to the Parent and the Parent may, in turn, make distributions to Limbach, Inc. for the purpose of paying (A) general administrative costs and expenses in an aggregate amount not to exceed $1,000,000 in any fiscal year of the Parent; provided, that, for purposes of clarity, the foregoing does not prohibit the incurrence of aggregate administrative costs and expenses for Limbach, Inc. on a consolidated basis to exceed $1,000,000, so long as any such costs and expenses paid directly or indirectly by the Parent shall be recognized by the Parent as such costs and expenses incurred by it and appropriately reported on the Parent’s financial statements required by Section 6.1(a) and Section 6.1(b), (B) customary indemnifications of officers and directors and (C) customary directors’ fees, and (ii) the 2017 LHI Distribution re: Professional Services; and

(e)       so long as no Event of Default or Default exists or would result therefrom, the Borrower may make a one-time distribution to the Parent, and the Parent may, in turn, make a one-time distribution to Limbach, Inc., to permit Limbach, Inc. to make the Preferred Stock Repurchase; provided, that (i) the Preferred Stock Repurchase Distribution is made on or prior to January 14, 2018, (ii) the Preferred Stock Repurchase Distribution does not exceed $10,000,000, and (iii) the proceeds of the Preferred Stock Repurchase Distribution are used to make the Preferred Stock Repurchase on or prior to January 14, 2018 (the “Preferred Stock Repurchase Distribution”).

3.19.       Clause (a) of Section 6.20 is amended and restated in its entirety to read as follows:

(a)       Reserved.

3.20.       Clause (b) of Section 6.20 is amended and restated in its entirety to read as follows:

(b)  Senior Leverage Ratio. The Parent and its Subsidiaries shall not, as of the last day of each fiscal quarter of the Parent ending during the periods specified below, permit the Senior Leverage Ratio to be greater than:

From and Including	To and Including	Senior Leverage Ratio Shall Not Be Greater Than:
The Second Amendment Effective Date	December 30, 2018	2.75:1.00
December 31, 2018	September 29, 2019	2.50:1.00
September 30, 2019	At all times thereafter	2.25:1.00

3.21.       Clause (c) of Section 6.20 is amended by replacing the word “Borrower” in each place it appears therein with the word “Parent”.

3.22.       Clause (e)(i) of Section 6.20 is amended and restated in its entirety to read as follows:

(i)       Cash Equity Contribution Requirements. In the event the Parent and its Subsidiaries fail to comply with the financial covenants set forth in this Section 6.20(a), (b), (c) or (d) as of the last day of any fiscal quarter, any cash equity contribution by Limbach, Inc. to the Parent, which, in turn, will make a cash equity contribution to the Borrower, after the last day of such fiscal quarter and on or prior to the day that is fifteen (15) days after the day on which financial statements are required to be delivered for such fiscal quarter will, at the irrevocable election of the Parent, be included in the calculation of EBITDA solely for the purposes of determining compliance with such covenants at the end of such fiscal quarter and any subsequent period that includes such fiscal quarter (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that:

(A)       notice of the Parent’s intent to receive a Specified Equity Contribution shall be delivered in writing no later than the day on which financial statements are required to be delivered for the applicable fiscal quarter,

(B)       the amount of any Specified Equity Contribution will be no greater than the amount required to cause the Parent to be in compliance with such covenants,

(C)       all Specified Equity Contributions will be disregarded for purposes of the calculation of EBITDA for all other purposes, including calculating basket levels, pricing, determining compliance with incurrence based or pro forma calculations or conditions, and other items governed by reference to EBITDA,

(D)       there shall be no more than three (3) Specified Equity Contributions during the term of this Agreement,

(E)       in each consecutive two fiscal quarter period, there shall be a period of at least one (1) fiscal quarter in respect of which no Specified Equity Contribution is made,

(F)       the proceeds received by the Borrower from all Specified Equity Contributions shall be promptly used by the Borrower to prepay the Bridge Term Loans until paid in full, and then to prepay the Term Loans (and such prepayment shall be applied to the remaining principal installments thereof in inverse order of maturity), and

(G)       any Loans prepaid with the proceeds of Specified Equity Contributions shall be deemed outstanding for purposes of determining compliance with such covenants for the current fiscal quarter and any subsequent period that includes such fiscal quarter.

Notwithstanding anything to the contrary in this Agreement, upon timely receipt by the Parent in cash of the appropriate Specified Equity Contribution, if after giving effect thereto as set forth above no Event of Default would then exist under Section 6.20(a), (b), (c) and/or (d) on a pro forma basis, the applicable Event(s) of Default under Section 6.20(a), (b), (c) and/or (d) shall be deemed cured.

3.23.       Clause (e)(ii) of Section 6.20 is amended by replacing the word “Borrower” in each place it appears therein with the word “Parent”.

3.24.        Clause (b)(i)(B) of Section 10.9 of the Credit Agreement is amended and restated in its entirety to read as follows:

(B)        In any case of an assignment not described in Section 10.9(b)(i)(A) above, the aggregate amount of the Commitment(s) (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit, or $1,000,000, in the case of any assignment in respect of the Term Credit or the Bridge Term Credit, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

3.25.       Clause (b)(iii)(B) of Section 10.9 of the Credit Agreement is amended and restated in its entirety to read as follows:

(B)       the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed, or conditioned) shall be required for assignments in respect of (i) the Revolving Credit or any unfunded Commitments with respect to the Term Loans or Bridge Term Loans if such assignment is to a Person that is not a Lender with a Commitment in respect of such Credit, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans or Bridge Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;

3.26.       The Exhibits to the Credit Agreement are amended by adding a new Exhibit D-4 in the appropriate alphabetic sequence therein to read in its entirety as Exhibit D-4 attached hereto.

3.27.       Exhibit E to the Credit Agreement is amended and restated in its entirety by Exhibit E attached hereto.

3.28.       Schedule 1 to the Credit Agreement is amended and restated in its entirety by Schedule 1 attached hereto.

Section 4.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

4.1. The Borrower, the Guarantors, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent shall have executed and delivered this Amendment.

4.2. For each Lender requesting a Bridge Term Note, the Administrative Agent shall have received such Lender’s duly executed Bridge Term Note, dated the Second Amendment Effective Date and otherwise in compliance with the provisions of Section 2.12(d) of the Credit Agreement.

4.3. With respect to each Loan Party, the Administrative Agent shall have received (a) a good standing certificate from its jurisdiction of organization and (b) financing statement lien search results evidencing the absence of Liens except for Permitted Liens.

4.4. The Administrative Agent shall have received the favorable written opinion of counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent.

4.5. The Administrative Agent shall have received certification from the Borrower’s Chief Financial Officer or other officer of the Borrower acceptable to the Administrative Agent of the Solvency of the Loan Parties on a consolidated basis after giving effect to the transactions contemplated hereby.

4.6. The Administrative Agent shall have received for itself and for the other Lenders the fees set forth in that certain Amended and Restated Second Amendment Fee Letter dated as of the date hereof.

4.7. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 5.	Condition Subsequent.

It shall be an Event of Default under Section 7.1(e) of the Credit Agreement if, within ninety (90) days of the Second Amendment Effective Date (which date may be extended by the written approval of the Administrative Agent and the Required Lenders in their reasonable discretion), Limbach, Inc. does not (a) execute and deliver to the Administrative Agent an Additional Guarantor Supplement, an Assumption and Supplement to Security Agreement, and such other Collateral Documents as the Administrative Agent may then require, if any, and (b) deliver to the Administrative Agent such other instruments, documents, certificates and opinions reasonably required by the Administrative Agent in connection therewith; provided, that the foregoing joinders shall be subject to the execution (without the incurrence of any additional fees paid to the Administrative Agent or the Lenders (other than reimbursement of reasonable out-of-pocket legal expenses as required under the Credit Agreement)) of a further amendment to the Credit Agreement to provide that, among other terms to be agreed to by the Borrower, the Administrative Agent, and the Lenders: (i) Limbach, Inc. shall be a Loan Party, (ii) the reporting requirements applicable to the Parent and its Subsidiaries as set forth in Section 6.1 of the Credit Agreement shall be replaced and superseded by reporting requirements applicable to Limbach, Inc. and its Subsidiaries, (iii) the negative covenants in the Credit Agreement shall apply to Limbach, Inc. (provided that, Section 6.15 shall be modified to remove all limitations on Restricted Payments from the Parent to Limbach, Inc.), (iv) the financial covenants in Section 6.20 of the Credit Agreement and, to the extent applicable, all definitions used therein shall be modified to be measured on a consolidated basis at Limbach, Inc., and (v) the definition of “EBITDA” shall be modified as agreed to by the Borrower, the Administrative Agent and the Lenders; provided that, such modification shall include an add-back for non-cash stock based compensation expenses.

Section 6.	Affirmation of Guarantors.

Each Guarantor hereby confirms that, after giving effect to this Amendment, each Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Borrower and each Guarantor acknowledge and agree that (a) nothing in the Credit Agreement, this Amendment, or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement, and (b) the Lenders are relying on the assurances provided in this Section in entering into this Amendment and maintaining credit outstanding to the Borrower.

Section 7.	Acknowledgement of Liens.

The Borrower and the Guarantors hereby acknowledge, confirm and agree that the Administrative Agent has a valid, enforceable and perfected first-priority lien upon and security interest in the Collateral granted to the Administrative Agent pursuant to the Loan Documents (subject only to Permitted Liens), and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Amendment.

Section 8.	Representations and Warranties of Borrower and Guarantors.

To induce the Administrative Agent, the Lenders and the L/C Issuer to enter into this Amendment, the Borrower and the Guarantors hereby represent and warrant to the Administrative Agent, the Lenders and the L/C Issuer that, as of the date hereof, (a) after giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents, including this Amendment, are and shall remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects), except to the extent the same expressly relate to an earlier date (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date), (b)  no Default or Event of Default exists or shall result after giving effect to this Amendment, and (c) the Borrower and each Guarantor has the power and authority to execute, deliver, and perform this Amendment and have taken all necessary action to authorize their execution, delivery, and performance of this Amendment.

Section 9.	Borrowing on the Second Amendment Effective Date.

The Lenders each agree that, for the initial Borrowing of Bridge Term Loans on the Second Amendment Effective Date, (a) the Borrower may give notice to the Administrative Agent for such Borrowing of Eurodollar Loans later than the time specified in Section 2.5 of the Credit Agreement, and (b) the Borrower and the Administrative Agent may agree that, notwithstanding anything to the contrary in the Credit Agreement, (i) LIBOR shall be equal to the LIBOR Index Rate for a period of two-months and (ii) the initial Interest Period shall commence on the Second Amendment Effective Date and end on February 28, 2018.

Section 10.	Miscellaneous.

10.1. This Amendment shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer, and their respective successors and assigns. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer with respect to the transactions contemplated hereby, and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

10.2. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof. Except as specifically waived and amended hereby, all of the terms and conditions set forth in the Credit Agreement shall stand and remain unchanged and in full force and effect.

10.3. Section and sub-section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10.4. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

10.5. Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the Loan Documents, the provision contained in this Amendment shall govern and control.

10.6. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

10.7. The provisions contained in Sections 10.14 (Governing Law; Jurisdiction; Etc.) and 10.20 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

[Signature Pages to Follow]

In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first set forth above.

“Borrower”

Limbach Facility Services LLC

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Second Amendment to Credit Agreement and Limited Waiver]

“Guarantors”

Limbach Holdings LLC

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Limbach Company LLC

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Harper Limbach LLC

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President and Treasurer

Limbach Company LP

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Harper Limbach Construction LLC

By	/s/ John T. Jordan, Jr.
	Name:	John T. Jordan, Jr.
	Title:	Executive Vice President and Treasurer

[Signature Page to Second Amendment to Credit Agreement and Limited Waiver]

“Lenders”

Fifth Third Bank, an Ohio banking corporation, as a Lender, as L/C Issuer, and as Administrative Agent

By	/s/ S. Bradley McDougall
	Name:	S. Bradley McDougall
	Title:	Vice President

[Signature Page to Second Amendment to Credit Agreement and Limited Waiver]

CIBC Bank USA, formally known as The PrivateBank and Trust Company, as a Lender

By	/s/ David L. Sauerman
	Name	David L. Sauerman
	Title	Managing Director

[Signature Page to Second Amendment to Credit Agreement and Limited Waiver]

Wheaton Bank & Trust Company, as a Lender

By	/s/ Christopher Van Tussel
	Name	Christopher Van Tussel
	Title	Vice President

[Signature Page to Second Amendment to Credit Agreement and Limited Waiver]

Citizens Bank of Pennsylvania, as a Lender

By	/s/ John J. Ligday Jr.
	Name	John J. Ligday Jr.
	Title	Senior Vice President

[Signature Page to Second Amendment to Credit Agreement and Limited Waiver]

Annex 1

Violations

1.	Financial Statement Violations. The quarterly consolidated and consolidating balance sheet and the related consolidated and consolidating statements of income and retained earnings and of cash flows (collectively, the “Quarterly Financial Statements”) delivered to the Administrative Agent and the Lenders for each fiscal quarter prior to the Second Amendment Effective Date were either the consolidated Quarterly Financial Statements of Limbach, Inc. and its Subsidiaries or of the Parent and its Subsidiaries, and not of the Borrower and its Subsidiaries, in violation of Section 6.1(a) of the Credit Agreement (collectively, the “Financial Statement Violations”).

2.	Restricted Payment Violations. The Borrower made cash distributions to the Parent, and the Parent, in turn, made cash distributions to Limbach, Inc., which Limbach, Inc. in turn used to pay general administrative costs and expenses incurred during the Parent’s fiscal year ending December 31, 2017, which exceeded the Restricted Payments permitted to be made under Section 6.15(d) of the Credit Agreement and Section 6.25 of the Credit Agreement by an aggregate amount of $1,639,205.29 (collectively, the “Restricted Payment Violations”).

3.	Reporting Violations. The Borrower improperly reported cash distributions made to Limbach, Inc. in the aggregate amount of (i) $778,411 during the Parent’s fiscal year ending December 31, 2016 (the “2016 LHI Distribution”) and (ii) $2,639,205.29 during the Parent’s fiscal year ending December 31, 2017 (the “2017 LHI Distributions”), in each case, which Limbach, Inc. used to pay general administrative costs and expenses, as a receivable payable by Limbach, Inc. on the respective Quarterly Financial Statements ending December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017, which characterization of each such distribution on the financial statements of Parent and its Subsidiaries is in violation of Section 6.1(a) of the Credit Agreement (collectively, including any representations and warranties made, and any certificates delivered, by the Borrower to the Administrative Agent and each Lender pursuant to the Credit Agreement that were not true and correct at the time made or delivered based solely on such characterization, the “Reporting Violations”). For the avoidance of doubt, Limbach, Inc. is not a party to, and has no obligations under, the Credit Agreement. The Reporting Violations relate solely to the reporting obligations of the Parent and its Subsidiaries under the Credit Agreement, which do not include, and are independent from, the financial information and reporting of Limbach, Inc., whether on a quarterly basis or otherwise.

4.	FCCR Calculation Violations. The Borrower did not include the 2016 LHI Distribution or the 2017 LHI Distributions in its calculation of the Fixed Charge Coverage Ratio for the fiscal quarters ending December 31, 2016, March 31, 2017, June 30, 2017, or September 30, 2017, in violation of Section 6.1(c)(i)(C) of the Credit Agreement (the “FCCR Calculation Violations”), and in connection with the FCCR Calculation Violation for the fiscal quarter ending September 30, 2017, the Fixed Charge Coverage Ratio for such fiscal quarter was less than 1.25:1.00, in violation of Section 6.20(c) of the Credit Agreement (the “Financial Covenant Violation”, and together with the Financial Statement Violations, the Restricted Payment Violations, the Reporting Violations, and the FCCR Calculation Violations, collectively, the “Violations”); provided, the Administrative Agent acknowledges that, notwithstanding the FCCR Calculation Violations, the Borrower delivered a compliance certificate for each such fiscal quarter.

Exhibit D-4

Bridge Term Note

$_______________	____________, 20__

For Value Received, the undersigned, Limbach Facility Services LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to _________________________ (the “Lender”) or its registered assigns at the principal office of Fifth Third Bank, an Ohio banking corporation, as Administrative Agent, in Cincinnati, Ohio (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of the Bridge Term Loan made or maintained by the Lender to the Borrower pursuant to the Credit Agreement, in installments in the amounts called for by Section 2.7(c) of the Credit Agreement, commencing on March 31, 2018, together with interest on the principal amount of such Bridge Term Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Bridge Term Note (this “Note”) is one of the Bridge Term Notes referred to in the Credit Agreement dated as of July 20, 2016, among the Borrower, Limbach Holdings LLC, a Delaware limited liability company (the “Parent”), the other Guarantors party thereto, the Lenders party thereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

Limbach Facility Services LLC

By
Name
Title

Exhibit E

 Compliance Certificate

Date:  __________, 20__

To:	Fifth Third Bank, as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

Reference is made to the Credit Agreement, dated as of July 20, 2016, by and among Limbach Facility Services LLC, a Delaware limited liability company (the “Borrower”), Limbach Holdings LLC, a Delaware limited liability company (the “Parent”), the other Guarantors party thereto, the Lenders party thereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to the Credit Agreement.

The Undersigned, solely in the capacity set forth in paragraph 1 below and not in any individual capacity, hereby certifies that:

1. I am the duly elected/appointed ____________ of the Parent.

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements.

3. No Default or Event of Default has occurred and is continuing during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.

4. The financial statements required by Section 6.1 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate fairly and adequately present in all material respects the financial condition of the Parent and its Subsidiaries as of [___________], and the results of their operations and cash flows for the [quarter/year] ended, in conformity with GAAP applied on a consistent basis.

5. The representations and warranties contained in Section 5 of the Credit Agreement are true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date).

6. Schedule I hereto sets forth financial data and computations evidencing the Loan Parties’ compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

7. Schedule II hereto sets forth a comparison of current financials against the budget for such period as required by Section 6.1(d) of the Credit Agreement.

8. Attached hereto is an updated Schedule 5.9 to the Credit Agreement, which is true, complete and correct as of the date of this Compliance Certificate.

9. Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Loan Parties have taken, are taking, or propose to take with respect to each such condition or event:

In the event of a conflict between the attached Schedule I and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control. The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements attached as Schedule II hereto in support hereof, are made and delivered as of the date first above written.

Limbach Holdings LLC

By
Name
Title

Schedule I

to Compliance Certificate

Limbach Facility Services LLC

Compliance Calculations

for Credit Agreement dated as of July 20, 2016

Calculations as of _____________, 20__

A. Reserved. B. Senior Leverage Ratio (Section 6.20(b))
1. Total Funded Debt[1]	$___________
2. Subordinated Debt	$___________
3. Line B1 minus Line B2	$___________
4. Net Income for past 4 quarters	$___________
5. Interest Expense for past 4 quarters	$___________
6. Federal, state and local income taxes for past 4 quarters	$___________
7. Depreciation and amortization expense for past 4 quarters	$___________
8. Transaction expenses incurred in connection with Permitted Acquisitions, whether or not consummated (not to exceed $50,000 in the aggregate) for past 4 quarters	$___________
9. Fees and expenses paid in cash for past 4 quarters in connection with the Credit Agreement and the Related Transactions to the extent paid on or before that date occurring six months after the Closing Date in an aggregate amount not to exceed $2,500,000	$___________
10. Losses or other charges related to Legacy Claims for past 4 quarters in an amount not to exceed $500,000 during such 4 quarters (and in an aggregate amount not to exceed $2,500,000 during the term of the Credit Agreement)	$___________
11. Prepayment Premium (as defined in the Mezzanine Loan Agreement) to the extent paid during past 4 quarters in connection with the 2016 Mezzanine Subordinated Debt Prepayment in an aggregate amount not to exceed $2,400,000 during the term of the Credit Agreement	$___________

[1]	Total Funded Debt does not include obligations in respect of Bonding Agreements.

12. Sum of Lines B4, B5, B6, B7, B8, B9, B10 and B11 (“EBITDA”)	$___________
13. Ratio of Line B3 to Line B12 (“Senior Leverage Ratio”)	____:1.00
14. Senior Leverage Ratio (from Line B13) must not exceed	____:1.00
15. The Parent and its Subsidiaries are in compliance (circle yes or no)	yes/no
C. Fixed Charge Coverage Ratio (Section 6.20(c))
1. EBITDA (from Line B12)	$___________
2. Capital Expenditures not financed with Indebtedness for past 4 quarters	$___________
3. Line C1 minus Line C2	$___________
4. Regularly Scheduled Principal Payments (excluding any Excess Cash Flow payment) for past 4 quarters	$___________
5. Cash portion of Interest Expense for past 4 quarters	$___________
6. Restricted Payments (including, without duplication, Tax Distributions, but excluding (i) the 2017 LHI Distribution re: Professional Services and (ii) the Preferred Stock Repurchase Distribution) for past 4 quarters	$___________
7. Federal, state and local income taxes paid in cash for past 4 quarters	$___________
8. Sum of Lines C4, C5, C6 and C7 (“Fixed Charges”)	$___________
9. Ratio of Line C3 to Line C8 (“Fixed Charge Coverage Ratio”)	____:1.00
10. Fixed Charge Coverage Ratio (from Line C9) must not be less than	1.25:1.00
11. The Parent and its Subsidiaries are in compliance (circle yes or no)	yes/no

D. Minimum Tangible Net Worth (Section 6.20(d))
1. Capital stock (less treasury stock), paid-in capital surplus and retained earnings (deficit) of the Borrower and any of its Subsidiaries (excluding inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any such Subsidiary)	$___________

2. Deferred charges (less amortization, unamortized debt discount and expenses and corporate organization expenses)	$___________
3. Book amount of all assets which would be treated as intangibles under GAAP, including, without limitation, such items as goodwill, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing	$___________
4. Amount by which aggregate inventories or aggregate securities appearing on the asset side of such consolidated balance sheet exceed the lower of cost or market value (at the date of such balance sheet)	$___________
5. Any write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition of such asset	$___________
6. Sum of Lines D2, D3, D4 and D5	$___________
7. Line D1 minus Line D6	$___________
8. Line D7 must be less than	$___________
9. The Loan Parties are in compliance (circle yes or no)	yes/no

Schedule II

to Compliance Certificate

Limbach Facility Services LLC

Financial Statements

for Credit Agreement dated as of July 20, 2016

[See attached.]

Schedule 5.9

to Compliance Certificate

Limbach Facility Services LLC

Updated Schedule 5.9

for Credit Agreement dated as of July 20, 2016

Schedule 1

Commitments

Name of Lender	Term Loans Outstanding on the Second Amendment Effective Date	Bridge Term Loan Commitments	Revolving Credit Commitment
Fifth Third Bank	$5,398,469.39	$3,061,224.49	$7,653,061.22
CIBC Bank USA (f/k/a The PrivateBank and Trust Company)	$4,318,775.51	$2,448,979.59	$6,122,448.98
Wheaton Bank & Trust Company	$4,318,775.51	$2,448,979.59	$6,122,448.98
Citizens Bank of Pennsylvania	$3,598,979.59	$2,040,816.33	$5,102,040.82
Total:	$17,635,000.00	$10,000,000.00	$25,000,000.00